EXHIBIT 10.25

                              COOPERATION AGREEMENT

Party A: Guangdong Test Center of Product Quality Supervision (also known as China Guangzhou Electrical Safety Testing Institute, abbr. "CEST")

Address: 6 East Haicheng Street, East Xingang Road, Haizhu District, Guangzhou City, Guangdong Province, China 510330

Party B:   Big Tree Toys, Inc.
Address:   Licuo Industry Park, Waisha Long Hu District,
           Shantou, Guangdong, China 515800

As Guangdong Test Center of Product Quality Supervision (abbr. "CEST") has successfully expanded the services of toys testing and certification in East Guangdong, CEST anticipates to increase financial returns from certification and testing services through partnership with toys industry. Therefore, CEST and Big Tree Toys, Inc. have decided to partner based on the following terms:

I.   Cooperation Method

     1. Party A lease an office place in the building of Party B as toys testing site Address: Licuo Industry Park, Waisha Long Hu District, Shantou, Guangdong, China, including approximately 9,700 square feet on the fourth floor and 861 square feet on the first floor of the building)

     2. Party A builds a toys testing lab at the rented place. The lab is named as Guangdong Test Center of Product Quality Supervision, East Guangdong Branch. The lab will start operation after it receives the approval from China National Accreditation Service for Conformity Assessment (abbr. "CNAS").

     3. Party B markets the business of sample testing and finished product inspection and Party A executes the above testing services.

II.  Commitments of Party A

     1. Party A invests approximately $42,857 (RMB300,000), provide technology and lease a ROHS chemical testing equipment (item 60 in the equipment list) valued approximately $500,000 (RMB3.5 million) to the lab. The committed investment will be remitted by two installments within one year upon signature of this agreement, with $21,430 (RMB150,000) for each installment. The fund will be used for facility construction.

     2. Party A is responsible for the operation and management of the lab and integrates it into CEST quality management system.

     3. Party A assists Party B in quality assurance services including supplier evaluation, sample testing and finished products inspection. Party B pays the associated expenses.

     4. Party A prioritizes the quality assurance services requested by Party B, including sample testing and finished products inspection.

III. Commitments of Party B

     1. Party B invests $500,000 (RMB3.5 million) in the lab to purchase testing equipments and instruments. The items from 1-58 in the equipment list with a total value of approximately $285,715 (RMB2 million) should be purchased within 6 month upon signature of this agreement. The item 59 valued approximately $214,286 (RMB1.5 million) should be purchased within one year.

     2. Party B pays for addition and replacement of testing equipments and instruments.

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     3. Party B is responsible for providing the testing lab site (Address:
     Licuo Industry Park, Waisha Long Hu District, Shantou, Guangdong, China, including approximately 9,700 square feet on the fourth floor and 861 square feet on the first floor of the building) and supervising facility construction on behalf of Party A. The construction of testing lab should complete within three months upon signature of the agreement (The construction should be implemented in accordance with Party A's requirements)

     4. Party B does not involve in or intervene with the operation of the testing lab.

     5. Party B should forward to Party A the quality assurance services of sample testing and finished products inspection on suppliers.

     6. Party B should assist Party A in marketing and business development.

     7. With this agreement signed, Party B should do best to develop testing business for Party A not less than $428,571 (RMB 3 million) annually since 2009. Starting from 2013, the sales will be not less than $714,286 (RMB 5 million).

IV.  Profits Sharing

     1. The testing business developed by Party B including sample testing and finished products inspection will be charged at 70% of market price.

     2. The site lease is 30% of annual net profit of East Guangdong Branch, counting from July 1, 2008. Net profit is the total revenue of testing services subtracted by total cost of East Guangdong Branch. The total cost includes: utility expenses, testing materials expenses, office supply, travel expenses of testing engineers, salary and benefits (about 30% of total revenues), administration cost (about 8% of total revenue), marketing and sales cost (as actual occurred) and related application and approval fees and expenses.

V. When either party breaches the agreement and brings loss on the other party, the innocent party has right to request the breaching party to compensate the actual loss.

VI. This agreement takes effect upon signature, valid for five years. When it expires, both parties can choose to continue cooperation if agree.

VII. The previous agreement signed by both parties automatically loses effect once this agreement is signed.

VIII. Any agreed-on modifications or amendments will serve as the attachment of this agreement.

IX. Breach penalty: After the agreement is signed, except due to force majeure or term VII, either party cannot terminate the agreement within three years. If one party breaches it, it should pay $14,286 (RMB 100,000) to the other party as penalty. After three years, if either party wants to terminate the agreement, it should give the notification half a year in advance and compensate the other with $14,286 (RMB 100,000).

X.   Disputes Resolve

     1. Any disputes occur in the implementation of this agreement or related terms should be resolved by negotiation between both parties. If the negotiation cannot resolve the issue, both parties agree to file to contract arbitration agency for arbitration.

     2. The arbitration is final decision enforceable to both parties. The arbitration fee will be paid by the party who losses.

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Party A:   Guangdong Test Center of Product Quality Supervision
Signature of authorized representative:
Date:

Party B:   Big Tree Toys, Inc.
Signature of authorized representative:
Date:

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